UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           September 21, 2015

AMBICOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54608	26-2964607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Alder Drive Milpitas, CA 95035	95035
(Address of principal executive offices)	(Zip Code)

(408) 321-0822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2015, Kevin Cornell, the President of AmbiCom Holdings, Inc. (the “Registrant”) was appointed to serve as a member of the Registrant’s Board of Directors.

Kevin Cornell, 63 President, Director. Mr. Cornell has held several senior management positions within the computer industry. Prior to joining AmbiCom in May 2014, Mr. Cornell served as the CEO and co-founder of Veloxum Corp. from March, 2008 to May 2014. Prior thereto and from August 2005 to February 2008 Mr. Cornell was the Chief Operating Officer and co-founder of Symphoniq Corporation (n/k/a Coradiant Corp).  From January 2003 to July 2005, he served as the Senior Vice-President and General Manager of Finisar Corporation’s Network Tools Division and from January 1999 to January 2003, the Vice President and General Manager of Borland. Mr. Cornell also was employed with Fulltime Software (n/k/a EMC), MIPs, and Oracle. Mr. Cornell graduated from Ryerson University, Toronto, Canada and holds four patents in optics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmbiCom Holdings, Inc.

Date: November 17, 2015	By:	/s/ John Hwang
Name: John Hwang
Title: Chief Executive Officer